Exhibit (h)(3)

AMENDMENT DATED APRIL 25, 2006

TO “FUND SUB-ADMINISTRATION AGREEMENT” BY AND BETWEEN MORGAN

STANLEY INSTITUTIONAL FUND TRUST (FORMERLY, MAS FUNDS) AND

JPMORGAN CHASE GLOBAL FUNDS SERVICES CO. (FORMERLY, UNITED

STATES TRUST COMPANY OF NEW YORK) DATED NOVEMBER 18, 1993

This Amendment is between Morgan Stanley Institutional Fund Trust and JPMorgan Chase Global Funds Services Co. with respect to the Fund Sub-Administration Agreement (“Sub-Administration Agreement”) which is hereby amended as follows:

Pursuant to Section 14 (“Amendments”) of the Sub-Administration Agreement, Schedule A is hereby amended and restated as follows to reflect all current portfolios of Morgan Stanley Institutional Fund Trust subject to the above-referenced Agreement:

SCHEDULE A

Listing of Portfolios Subject to this Agreement

1.	Advisory Foreign Fixed Income Portfolio

2.	Advisory Foreign Fixed Income II Portfolio

3.	Advisory Mortgage Portfolio

4.	Balanced Portfolio

5.	Core Plus Fixed Income Portfolio

6.	Equities Plus Portfolio

7.	Equity Portfolio

8.	High Yield Portfolio

9.	Intermediate Duration Portfolio

10.	International Fixed Income Portfolio

11.	Investment Grade Credit Advisory Portfolio

12.	Investment Grade Fixed Income Portfolio

13.	Limited Duration Portfolio

14.	Long Duration Fixed Income Portfolio

15.	Mid Cap Growth Portfolio

16.	Mortgage Advisory Portfolio

17.	Municipal Portfolio

18.	U.S. Core Fixed Income Portfolio

19.	U.S. Mid Cap Value Portfolio

20.	U.S. Small Cap Value Portfolio

21.	Value Portfolio

In all other respects, the Sub-Administration Agreement is confirmed and shall continue to be effective.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officer thereunto duly authorized as of this 25th day of April, 2006. This Amendment will be effective as of April 25, 2006.

JPMORGAN CHASE		MORGAN STANLEY
GLOBAL FUNDS SERVICES CO.		INSTITUTIONAL FUND TRUST

By:	Mark Kucera	By:	Ronald E. Robison
Title:	Vice President	Title:	President and Principal
Executive Officer